FIRST AMENDMENT TO THE
                                UNION CARBIDE
                       COMPENSATION DEFERRAL PROGRAM


            The Union Carbide Compensation Deferral Program (the "Plan") is hereby amended as follows:

            1. The last sentence of Section 2.27 of the Plan is amended in its entirety to read as follows:

                        "The  value  of  the  Corporation's   common  stock  for
            purposes of this Section 2.27 with respect to any relevant date of determination shall be determined in the same manner as provided in the Savings Program."

            2. The provisions of this First Amendment shall be effective as of January 1, 1995.

                                      UNION CARBIDE CORPORATION



                                       By: /s/ M.A. Kessenger
                                           -------------------------------------

                           SECOND AMENDMENT TO THE
                                UNION CARBIDE
                        COMPENSATION DEFERRAL PROGRAM

            The Union Carbide Compensation Deferral Program (the "Plan") is hereby amended as follows:

            1.  Section  8.02 of the Plan is amended by adding a new  subsection
(d) to read as follows:

                        "(d)   Notwithstanding   subparagraph   (b)   above,   a
            Participant who either (i) is subject to Section 16 of the Exchange Act or (ii) is deemed subject to Section 16 of the Exchange Act by the Committee, may utilize the UCC Stock Value Rate at the time of his or her election to defer any amounts under this Program; provided, however, that such allocated amounts shall not be eligible for reallocation to another accrual rate under this Section 8.2 for a period of 6 months from the Date of Deferral."

            2. The provisions of this Second Amendment shall be effective as of August 15, 1996.

                                       UNION CARBIDE CORPORATION



                                       By: /s/ M.A. Kessenger
                                           -------------------------------------

                              THIRD AMENDMENT TO THE
                                  UNION CARBIDE
                          COMPENSATION DEFERRAL PROGRAM


            The Union Carbide Compensation Deferral Program (the "Plan") is hereby amended as follows:

          1. Section 6.4: of the Plan is hereby amended in its entirety to read as follows:

                  "6.4:  PAYMENT  MEDIUM.  All payments  under this Program with respect to amounts which (i) at the time of such payment were accruing at the Fixed Income Rate, or an Applicable Equity Investment Fund Rate, or (ii) at the time of such payment, if such payment is made before December 31, 1996, were accruing at either the UCC Stock Value Rate or the UCC Discounted Stock Value Rate, shall be made in U.S. dollars. Effective for any payments made to a Participant who is or has been an executive officer within the meaning of the Exchange Act on or after December 31, 1996, with respect to amounts which were accruing at either the UCC Stock Value Rate or the UCC Discounted Stock Value Rate, such payment shall be made in shares of common stock of the Corporation."

          2. Section 6.5 of the Plan is hereby amended in its entirety to read as follows:

                  "6.5: REDUCTION OF PAYMENTS: SHARE WITHHOLDING. (a) All
            payments under this Program shall be reduced by any and all amounts that the Corporation is required to withhold pursuant to applicable law.

                  (b) In order to enable the  Corporation to meet any applicable federal, state or local tax withholding requirements, a Participant (or Beneficiary) who is receiving payment in shares of common stock of the Corporation, may elect to have the Corporation withhold shares that would otherwise be delivered to such Participant, or by delivering to the Corporation other shares of common stock of the Corporation owned by the Participant. The value of any such shares of common stock to be withheld by the Corporation, or so delivered to the Corporation, shall be the mean of the high and low prices of the common stock of the Corporation as reported in the New York Stock Exchange - Composite Transactions on the date of payment."

            3. The provisions of this Third Amendment shall be effective as of December 31, 1996.

            As hereby amended, the Union Carbide Compensation Deferral Program shall continue in full force and effect.

                                       UNION CARBIDE CORPORATION



                                       By: /s/ M.A. Kessenger
                                           -------------------------------------

                           FOURTH AMENDMENT TO THE
                                UNION CARBIDE
                        COMPENSATION DEFERRAL PROGRAM


            The Union Carbide Compensation Deferral Program (the "Plan") is hereby amended as follows:

          1. Section 2.6 of the Plan is amended in its entirety to read as follows:

                  "2.6:  A "Change in Control of the Corporation" shall be
            deemed to occur if any of the following circumstances shall occur:

                  (i) any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 ("Act") becomes the "beneficial owner" as defined in Rule 13d-3 under the Act of more than 20% of the then outstanding voting securities of the Corporation;

                  (ii) any  "person"  or "group"  within the meaning of Sections
                       13(d)  and  14(d)(2)  of the Act  acquires  by  proxy  or
                       otherwise the right to vote for the election of directors, for any merger or consolidation of the Corporation or for any other matter or question with respect to more than 20% of the then outstanding voting securities of the Corporation;

                  (iii)if during any period of twenty-four  consecutive  months,
                       Present Directors and/or New Directors cease for any reason to constitute a majority of the Board.

                       For these purposes, "Present Directors" shall mean individuals who at the beginning of such consecutive twenty-four month period were members of the Board and "New Directors" shall mean any director whose election by the Board or whose nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were Present Directors or New Directors;

                  (iv) the  stockholders  of the  Corporation  approve a plan of complete  liquidation or dissolution of the  Corporation;
                       or

                  (v) there shall be consummated (x) a reorganization, merger or consolidation of all or substantially all of the assets of the Corporation (a "Business Combination"), unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock of the Corporation and outstanding voting securities of the Corporation immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding Common Stock of the Corporation and outstanding voting securities of the Corporation, as the case may be, (b) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, provided, that the divestiture of less than substantially all of the assets of the Corporation in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off, sale of the stock or merger of a subsidiary or otherwise, shall not constitute a Change in Control.

                  Notwithstanding  the foregoing,  a Change in Control shall not be deemed to occur pursuant to Subparagraphs (i) and (ii) above, solely because twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities is acquired by one or more employee benefit plans maintained by the Corporation."

            2. The provisions of this Fourth Amendment shall be-effective as of January 1, 1997.

            As hereby amended, the Union Carbide Compensation Deferral Program shall continue in full force and effect.

                                       UNION CARBIDE CORPORATION



                                       By: /s/ M.A. Kessenger
                                           -------------------------------------